

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Berkshire
Realty Company's Financial Statements for the year ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000869446
<NAME>                        BERKSHIRE REALTY COMPANY


<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>               SEP-30-1997
<PERIOD-END>                    SEP-30-1997
<CASH>                            9,059,234
<SECURITIES>                     10,305,666 <F1>
<RECEIVABLES>                    11,910,915 <F2>
<ALLOWANCES>                              0
<INVENTORY>                               0
<CURRENT-ASSETS>                 57,848,248 <F3>
<PP&E>                          566,851,668 <F4>
<DEPRECIATION>                            0
<TOTAL-ASSETS>                  655,975,731
<CURRENT-LIABILITIES>            17,659,142
<BONDS>                         306,037,929 <F5>
<PREFERRED-MANDATORY>            57,898,385 <F6>
<PREFERRED>                               0
<COMMON>                        277,088,349 <F7>
<OTHER-SE>                      (2,708,074) <F8>
<TOTAL-LIABILITY-AND-EQUITY>    655,975,731
<SALES>                                   0
<TOTAL-REVENUES>                 80,504,100 <F9>
<CGS>                                     0
<TOTAL-COSTS>                             0
<OTHER-EXPENSES>                 71,367,883 <F10>
<LOSS-PROVISION>                          0
<INTEREST-EXPENSE>               17,461,212
<INCOME-PRETAX>                           0
<INCOME-TAX>                              0
<INCOME-CONTINUING>             (8,324,995)
<DISCONTINUED>                      241,862 <F11>
<EXTRAORDINARY>                   (377,012) <F12>
<CHANGES>                         6,503,463 <F13>
<NET-INCOME>                    (1,956,682)
<EPS-PRIMARY>                         (.08)
<EPS-DILUTED>                         (.08)


<F1>   Includes MBS securities, Mortgage loans and Notes receivable.
<F2>   Includes escrows held.
<F3>   Includes Investment in Joint Venture of 20,512,712 Intangible assets and
       Workforce acquired of 25,739,272 and other assets of 11,596,264.
<F4>   Includes properties held less depreciation.
<F5>   Includes Credit Agreements, Mortgages payable and Repurchase Agreement
<F6>   Includes Minority Interest.
<F7>   Includes Preferred Stock, Common Stock, Additional Paid-In Capital and
       Accumulated deficit.
<F8>   Includes Loan receivable to Officer and Treasury Stock.
<F9>   Includes all revenue of the Company.
<F10>  Includes all expenses of the Company.
<F11>  Includes Minority Interest income less Income allocated to preferred shareholders and Extraordinary items.
<F12>  Includes loss on Joint Venture.
<F13>  Includes Gain on Sale of properties.

